Exhibit 23.1

The Board of Directors
Wipro Limited
Doddakannelli
Sarjapur Road
Bangalore–560035.
Karnataka, India.

CONSENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Wipro Limited and subsidiaries of our report dated April 16, 2004, relating to the consolidated balance sheets of Wipro Limited and subsidiaries as of March 31, 2004, and 2003, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2004, which report appears in the annual report on Form 20-F of Wipro Limited and subsidiaries for the year ended March 31, 2004 filed under the Securities Exchange Act of 1934 on May 17, 2004, as amended on May 19, 2004.

     Our report on the consolidated financial statements refers to the adoption of the provisions of the Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets on April 1, 2002.

KPMG LLP

London, United Kingdom.
February 25, 2005